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                                                                    EXHIBIT 21.1

                          CAMBRIDGE NEUROSCIENCE, INC.

                                  SUBSIDIARIES


                                                 Jurisdiction of
      Name                                       Incorporation or Organization
      ----                                       -----------------------------

1.    Cambridge NeuroScience Partners, Inc.      Delaware